Exhibit 10.1

                        TECHNOLOGY ACQUISITION AGREEMENT

      This Technology Acquisition Agreement (this "Agreement") is made effective as of February 19, 2007 (the "Effective Date"), by and among SGPF, LLC, a Kentucky limited liability company ("SGPF"), Hooman Asbaghi ("Asbaghi"), a resident of the State of California, and Visual Connections, a California corporation ("Visual Connections').

                                    RECITALS
      A. Visual Connections owns the entire right, title and interest in the following Patents and Patent Applications and in the inventions described and claimed therein:

            i. U.S. Patent Number 7,198,617 B2, issued on April 3, 2007, entitled "Passively Guarded, Fillable Injection Syringe".

            ii. U.S. Patent Application No. 11055415, filed February 10, 2005, entitled "Syringe Guard with Selected Needle Configurations";

            iii. U.S. Patent Application No. 11140583, filed May 27, 2005, entitled "Passively Guarded, Pre-filled Injection Syringe"
                  (ClP);

            iv. Syringe Guard tor Pre-filled medicament vial, US application number 11/211,336 filed on August 25, 2005;

            v. Hypodermic Needle Tip Protector, Application number 11/422,851 filed on June 7, 2006;

            vi.   PCT  Application  No.   US2005/018178,   entitled   "Passively
                  Guarded, Fillable Injection Syringe";

            vii. PCT Application No. US2006/004286, entitled "Syringe Guard with Selected Needle Configurations";

            viii. PCT  Application  No.   US2006/004068,   entitled   "Passively
                  Guarded, Prefilled Injection Syringe"; and

            ix.   To be filed: PCT for "Hypodermic Needle tip Protector"

      B. SGPF desires to obtain exclusive ownership of the Patents and Patent Applications, and certain related technology rights, upon the payment of certain consideration set forth in this Agreement. Visual Connections is willing to transfer outright ownership of the Patents and Patent Applications, and certain related technology rights, to SGPF upon receipt of certain payments and in consideration of the terms set forth in this Agreement. SGPF desires that Visual Connections grant it a worldwide exclusive license in order to profit in the interim from the inventions described in the Patents and Patent Applications, and to exploit such related technology rights, all as described more fully in this Agreement. SGPF agrees to assume all expenses related to patent prosecution fees and any related fees immediately upon execution of this Agreement, except for the payments to be made, actions to be taken and expenses to be incurred by Visual Connections as set forth in this Agreement. Visual Connections guarantees that all related actions have been executed in a timely manner in order to maintain all Patent Applications and Patents in good standing.

                                    AGREEMENT

      Incorporating the above recitals herein, and in consideration of the covenants and obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, SGPF and Visual Connections hereby agree as follows:

1.    Definitions

      For purposes of this Agreement capitalized terms have the meanings set forth in this Section or elsewhere in this Agreement.

      1.1 "Adjusted Gross Sales" as used in this Agreement means the amount of revenue actually received by SGPF, including any Affiliates, from the sale, license, sublicense, lease, franchising, rental or other exploitation of the Products, less: (a) cash, trade, quantity or other discounts, credits or rebates; (b) sales, use, tariff, import/export duties or other excise or similar taxes imposed upon particular sales; (c) transportation and related insurance charges; (d) allowances or credits to customers because of rejections, returns, refunds, billing errors or retroactive price reductions; and (e) product liability insurances; all as calculated in accordance with consistently applied and generally accepted accounting principles as used by SGPF in its normal financial reporting.

      1.2 "Affiliate" as used in this Agreement with respect to a person or entity means any corporation, company, partnership, joint venture, entity and/or firm which controls, is controlled by or is under common control with such person or entity.

      1.3 "Commercialize the Product" means to develop pre-production samples and establish a formal marketing plan with respect to the Product.

      1.4 "Encumbrances" is defined in Section 5.1.

      1.5 "Patents" means (a) any patents described in Recital A above or patents arising out of the Patent Applications described in Recital A above; (b) any and all reissues, extensions, substitutions, confirmation, registrations, re-validations, re-examinations, additions, continuations, continuation-in-part or divisionals of or to such patents, together with all foreign corresponding patents thereof; and (c) any other patents or such other rights owned, controlled, acquired or otherwise licensable by Visual Connections or Asbaghi during the term of this Agreement which would be infringed by SGPF in exercising its rights under the license granted, or exercise of the Technology Rights transferred, by this Agreement;

      1.6 "Patent Applications" means (a) the patent applications described in Recital A above and (b) any other U.S. or foreign patent applications that may be filed with respect to the


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

Technology or the Product, and any continuations, continuations-in-part and divisions of these applications.

      1.7 "Permits" is defined in Section 5.1(b).

      1.8 "Product" means the Safety Syringe System, with and without a Distal Protective Needle, in a Fillable and Pre-filled Configuration, as described on Exhibit A to this Agreement and covered by the Patents and the Patent Applications.

      1.9 "Royalty Payment" is defined in Section 2.3.

      1.10 "Technology" means (a) the technology described on the Description of the Safety Syringe Device and the Product, in multiple configurations as noted in this Agreement, and as attached to this Agreement as Exhibit A, and (b) all knowledge, information, know-how, discoveries, procedures, devices, techniques, programs, inventions, creations, methods, protocols, formulas, software, designs, drawings, works of authorship and other valuable technical and proprietary information related to such technology, the Safety Syringe Device and the Product that have been developed by or on behalf of Visual Connections as of the date of this Agreement. Such know-how described in the previous sentence includes, but is not limited to, proof of concept and all efforts necessary to ensure manufacturability of all of the above mentioned. This does NOT mean additional refinements may not be necessary.

      1.11 "Technology Documents" is defined in Section 5.2.

      1.12 "Technology Rights" means all present and future right, title and interest in and to any and all intellectual property rights throughout the world in and relating to the Technology, including, without limitation, any and all patents (including the Patents), patent applications (including the Patent Applications), copyrights, copyright applications, trademarks (including the Trademarks), trade secret rights, rights to know-how, inventions and algorithms, and any and all similar or equivalent rights throughout the world.

      1.13 "Technology Transfer Time" is defined in Section 5.l.

      1.14  "Trademarks"  means  all  trademarks,   trademark  applications  and
tradenames related to the Product.

      1.15 "Verified the Patents" means that SGPF has reviewed the Patent Applications and the Patents for issues affecting SGPF's ability to Commercialize the Product, including ability to market and profitably sell the Product and SGPF has reviewed the Patent Applications and the Patents for infringement issues, and has determined, in its reasonable discretion, that there are no issues which would materially hinder SGPF's ability to Commercialize the Product, profitably market and sell the Product and utilize the Technology Rights.

2.    Payments and Royalties for License and Technology Transfer

      2.1 Payment for Transfer of Technology Rights. In consideration of the transfer to SGPF by Visual Connections of the Technology Rights pursuant to
Section 5 of this Agreement, SGPF will pay to Visual Connections the following contingent technology transfer payments if


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

such payments are triggered pursuant to the requirements in this Section (the payments set forth below, to the extent they are triggered, shall be referred to herein collectively as the "Technology Transfer Payment"). If only the Initial Technology Transfer Payment is triggered, it shall constitute the sole, and be sufficient, consideration for the transfer of the Technology Rights. Payment of the Initial Technology Transfer Payment does not eliminate any obligation for SGPF to pay the remainder of the Technology Transfer Payment and provided for below.

            (a) Up to Three Million Dollars ($3,000,000.00) will be paid to Visual Connections as follows:

                  (i) Two Hundred Fifty Thousand Dollars ($250,000.00) will be paid to Visual Connections by SGPF ten (10) days after the execution of this Agreement (the "Initial Technology Transfer Payment");

                  (ii) Two Hundred Fifty Thousand Dollars ($250,000.00) will be paid to Visual Connections by SGPF one hundred eighty (180) days from the previous payment if, and only if, SGPF has successfully verified the Patents within 150 days of the date of this Agreement;

                  (ii) Five Hundred Thousand Dollars ($500,000.00) Dollars will be paid to Visual Connections one hundred eighty (180) days from the previous payment if, and only if, SGPF has successfully verified the Patents within 150 days of the date of this Agreement; and

                  (iii)  Thereafter,  SGPF will pay to Visual  Connections eight
      (8) consecutive quarterly payments of Two Hundred Fifty Thousand Dollars ($250,000.00), each commencing ninety (90) days from the previous payment if, and only if, SGPF has successfully verified the Patents within 150 days of the date of this Agreement.

      2.2 Other Payments. In addition to the Technology Transfer Payment required from SGPF to acquire the Technology Rights, SGPF agrees to make the royalty payments as provided in Section 2.3 below to Visual Connections pursuant to the terms of this Agreement. So long as SGPF pays the Technology Transfer Payment to Visual Connections pursuant to Section 2.1 of this Agreement, however, Visual Connections' remedy for any claimed breach by SGPF in connection with the payments set forth in this Section 2.2 and Section 2.3 does not include a restoration of ownership of the Technology Rights, Product or Technology to Visual Connections.

      2.3  Royalty  Payments.  SGPF  agrees  to  pay  the  following  to  Visual
Connections:

            (a) SGPF agrees to pay to Visual Connections or its designee a royalty payment based upon a percentage of Adjusted Gross Sales for any Product sold by SGPF or any of its Affiliates (a "`Royalty Payment"). For each calendar year in which Royalty Payments are applicable per this section, the Royalty Payment shall be equal to five percent (5.0%) of Adjusted Gross Sales for any Product sold by SGPF or any of its Affiliates until the total of all Royalty Payments for such calendar year equals Two Hundred and Fifty Thousand Dollars ($250,000.00). At such time, and for the remainder of each calendar year, the Royalty Payment shall be reduced to four percent (4%) of


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

      Adjusted Gross Sales of any Product sold by SGPF or any of its Affiliates. SGPF covenants and agrees that all Royalty Payments under this Agreement shall survive any sale, license, sublicense or other transfer of the Patents or Patent Applications to an Affiliate or a third party, but that SGPF will be relieved of the duty to pay the Royalty Payments if such transferee; licensee or sublicensee agrees to directly pay such Royalty Payments to Visual Connections. The obligation to pay the Royalty Payment shall commence on the later of the date that is thirty-six (36) months from the signing of this Agreement, or six (6) months after the sale of the first Product, but such obligation shall only be due and payable in accord with Section 6.1 hereof. The obligation to pay the five (5%) percent royalty shall not be applicable in the initial calendar year in which the Royalty Payments are triggered.

            (b) Subject to Section 12.2 below, and continuing until the termination of the first Patent:

            (i) SGPF will use its commercially reasonable efforts to commence production and sales of the Product(s) ("Production") within two years from the date of this Agreement.

            (ii) SGPF shall have the right to terminate Visual Connections' royalty rights under this Section 2.3, if Visual Connections so agrees, by tendering to Visual Connections, at any time, an amount equal to the anticipated Royalty Payment for the life of the Patents discounted by an appropriate discount rate, which such rate takes into consideration the time value of money and the risk related to the likelihood of receiving the anticipated Adjusted Gross Sales giving rise to the anticipated Royalty Payment (the "Royalty Payoff Amount"). If the parties hereto can not agree on the Royalty Payoff Amount, SGPF and Visual Connections shall each appoint a certified public accounting firm and the two certified public accounting firms so chosen shall appoint a third certified public accounting firm (collectively, the "Appraisers"). The Appraisers shall determine the Royalty Payoff Amount and such amount shall irrefutably be the Royalty Payoff Amount. If Visual Connections does not agree to such Royalty Payoff Amount and its termination of the Royalty Payments, SGPF can offer a 10% premium (the "Premium") in addition to the Royalty Payoff Amount and Visual Connections shall be required to accept such Premium and Royalty Payoff Amount and such payment shall terminate any future obligation to pay any Royalty Payment.

            (iii) SGPF shall not accrue any obligation in the event that SGPF is unable to commercialize the Product due to manufacturability issues (including limitations caused by direct manufacturing cost), failure to receive patent acceptances, technological obsolescence or patent infringement opinions.

            (iv) SGPF will initiate pre-production efforts to Commercialize the Product in a timely manner, and will develop a schedule for these efforts as soon as practical. SGPF will make reasonable efforts to engage Don Millerd of MUE Corporation ("MUE") as the technical project manager for the development of the Product. SGPF and Millerd have reviewed the Product and the Technology in an attempt to determine the efforts required to complete all engineering efforts necessary to develop proof of concept tooling. All parties, including Visual Connections, SGPF and MUE, have agreed that the entire effort to produce engineering drawings to build tools and tooling for the manufacture of the


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

      Product (the "Engineering Drawings") will not exceed One Hundred and Twenty Five Thousand Dollars ($125,000.00) (the "Engineering Drawings Cost"). SGPF will be responsible for the payment of the Engineering Drawings Cost, but such cost will be deducted from the first Royalty Payments to become due hereunder until the Engineering Drawings Cost is fully recouped by elimination of the first One Hundred and Twenty Five Thousand Dollars ($125,000.00) of Royalty Payments that would otherwise be due and owing to Visual Connections, in the event that modifications are required after the construction of the initial tools, SGPF and Visual Connections will mutually determine the responsibility for such modifications, and determine what portion of the payments will be deemed product enhancements as opposed to costs for Engineering Drawings. If SGPF determines that it wishes to request modifications to the Product that were not originally contemplated in the design, and these modifications are not required for functionality or patent office action response, then SGPF shall be responsible for such payments without deduction of these amounts from Royalty Payments. If charges as defined in this section exceed the Engineering Drawings Cost, Visual Connections shall be responsible for providing MUE with a satisfactory payment, or develop a mutually acceptable plan for payment, with SGPF, whichever SGPF chooses.

3.    Grant of License to SGPF

      3.l Grant. Visual Connections and Asbaghi hereby grant to SGPF an exclusive, worldwide, right and license, with the right to grant sublicenses as hereinafter set forth, to use the Technology Rights and the Technology, which such license permits SGPF to construct, hire others to construct, use, promote, market, offer for sale and sell the Product and the Technology.

      3.2 Sublicenses. SGPF may grant sublicenses of the Technology Rights without the approval of Visual Connections. If SGPF grants any sublicenses of the Technology Rights, it shall promptly notify Visual Connections of such sublicense and provide Visual Connections with a copy of such sublicense agreement. All payment provisions as described in this agreement shall apply to any such sub-license unless otherwise agreed by both SGPF and Visual Connections except that in no instance shall Visual Connections be entitled to greater than 100% of the Technology Transfer Payment or Royalty Payment as calculated hereunder; provided, however, that the Royalty Payment shall be based upon the Adjusted Gross sales for SGPF and any sublicensee.

4.    SGPF Right of First Refusal

      4.1 Right of first Refusal. Visual Connections and Asbaghi hereby grant SGPF the right of first refusal to enter into an acquisition, licensing or other agreement to commercialize any additional Visual Connections' products including, without limitation, rights related to research, development, manufacturing, marketing and sales. Prior to entering into a commercialization agreement with any third party with respect to such additional products, Visual Connections will first negotiate in good faith with SGPF for such rights. If SGPF and Visual Connections are unable to enter into a commercialization agreement within ninety (90) days of beginning negotiations, then Visual Connections will be free to enter into negotiations with another third party concerning such an agreement; provided, however, that Visual Connections will not enter into a commercialization agreement with any other third party on terms in the aggregate less attractive to Visual Connections than the terms last offered by SGPF


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

without first giving SGPF the opportunity to enter into a commercialization agreement on such terms.

5.    Transfer of Technology Rights and Certain Payments and Actions

      5.1 Technology Rights. Effective upon the payment by SGPF of the Initial Technology Transfer Payment to Visual Connections pursuant to Section 2.1 above (the "Technology Transfer Time"), Visual Connections hereby grants, sells, assigns, transfers, conveys and delivers to SGPF, its successors and assigns, forever, free and clear of all title detects, objections, liens, claims, pledges, rights of first refusal, options, charges, security interests, mortgages or other encumbrances of any nature whatsoever (collectively, the "Encumbrances"):

            (a) (i) all right, title and interest in and to the Technology, the Product and the Technology Rights; (ii) all rights of priority and all rights and claims for past infringement of the Patents or the Trademarks; and (iii) the fun and unrestricted right to use, develop, enhance, modify, improve and assign, license or otherwise transfer the Technology, the Patents, the Patent Applications and the Trademarks, and to make, use, sell and lease the Product and any other products incorporating the Technology;

            (b) to the extent transferable, all licenses, permits, applications, registrations, authorizations, orders, or approvals of governmental or quasi-governmental agencies and authorities (whether federal, state, local, municipal or foreign), including, without limitation, any clearance certificates or marketing approvals issued by the Food and Drug Administration (the "FDA"), relating to the manufacture, marketing, distribution or use of the Product (collectively, "Permits"); and

            (c) originals or copies of all books, records, files and papers, whether in hard copy or computer format, used in connection with the Technology including, without limitation, manuals and data, notes, drawings, sales and advertising materials, sales and purchase correspondence, design history files, lists of present and former suppliers and any and all documentation or materials that have any relevance or bearing on the Technology, the Product and the Technology Rights.

Visual Connections covenants that it shall not permit any Encumbrances to attach to the Patents, Patent Applications, Technology, Technology Rights or the Product.

5.2   Certain Payments and Actions.

            (a) Visual Connections recognizes that additional Product documentation and other similar supporting materials may be required by SGPF to properly commercialize the Product as described in this Agreement. Visual Connections shall comply with any requests by SGPF for such materials as are beneficial to the success of the project, and, as such, will in good faith agree to take all such necessary action, without hesitation, to create the additional Product documentation and other similar supporting materials requested by SGPF from time to time. Visual Connections further agrees, notwithstanding any other provision of this Agreement, to pay all initial patent application filing fees related to such supporting documentation to help protect any novel


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

      features that may need protection as determined by counsel for SGPF or Visual Connections. Such patent applications will automatically become part of the Patents and the Patent Applications described in the recitals. SGPF agrees and acknowledges that this provision refers specifically to documentation that will be required to support FDA clearance filings, current parent application filings and similar regulatory or support requirements, including, but not limited to, the following:

                  (i) Completion of all US Patent Applications thru issuance;

                  (ii) Documentation deficiencies regarding all future 510(k) FDA filings by SGPF; and

                  (iii) Additional engineering costs associated with initial manufacturability to be completed by Visual Connections and MUE Corporation; provided, however, that payment of these expenses shall be governed by Section 2.3(b)(iv).

            (b) Visual Connections agrees to pay 50% of all costs arising from any infringement action filed in connection with the Product, whenever such action is filed.

            (c)  SGPF  agrees that Visual  Connections'  obligations  under this
      Section 5.2(a)(i) and (a)(ii) are exclusive of Patent prosecution costs in their general context, and this section only requires Visual Connections to provide materials related to pending application documentation and supporting material requirements, except as required by Section
      5.2(a)(ii), (a)(iii) and (b). Further, any infringement defense requirements pertain to unaltered product designs. In the event that SGPF requires material Product modifications, it will accept the infringement burden related to such modifications.

            (d) Visual Connections will take no action, directly or indirectly, to seek: or cause or facilitate another to seek or cause (i) a receiver, liquidator or trustee to be appointed with respect to Visual Connections or of any of the properties or to take possession of any of their respective properties, (ii) Visual Connections to generally fail to pay its debts as they become due or admit in writing its inability to pay its debts as they mature, (iii) Visual Connections to be adjudicated bankrupt or insolvent or to have any of its material properties sequestered by court order, or (iv) a petition to be filed by or against Visual Connections under any bankruptcy, reorganization. arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect.

      5.3 Instruments of Conveyance. Upon the execution of this Agreement, Visual Connections will execute and deliver to SGPF, to hold until the Technology Transfer Time, all such documents or instruments of assignment, transfer, notice or conveyance as SGPF reasonably deems necessary or appropriate to vest in, confirm title to and prove SGPF's rights to the Technology Rights. Technology and Product in accordance with the terms of this Agreement (the "Technology Documents"). SGPF will hold these documents until the Technology Transfer Time. Visual Connections shall be entitled to retain a copy of all such Technology Documents and hereby is granted a security interest in the Technology Rights to secure the payment of the Technology Transfer Payment. SGPF will take all acts necessary, but only as requested by


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Visual Connections from time to time, to perfect such security interest in favor of Visual Connections, and such security interest shall terminate upon payment of the Technology Transfer Payment (to the extent the payments composing the Technology Transfer Payment are triggered) or termination or waiver of the obligation by SGPF to make such Technology Transfer Payment. In the event that SGPF fails to make any Technology Transfer Payment due and owing to Visual Connections, and any cure period has lapsed, SGPF will transfer the Technology Rights back to Visual Connections at its sole cost and expense.

      5.4 Verification of the Patents. SGPF has one hundred and fifty (150) days within which to verify the Patents. If SGPF is not able to verify the Patents within such time, SGPF shall provide notice to Visual Connections of such failure and the issues or facts giving rise to such failure. Upon receipt of such notice, Visual Connections shall have the right to offer a cure to the issues or facts giving rise to the failure to verify the Patents. SGPF, in it's reasonably discretion, taking into account profitability, has the right to accept or reject such cure. If such cure is accepted, the payments composing the Technology Transfer Payment shall become due and payable, with the first payment due one hundred eighty (180) days after the date any such accepted cure becomes effective.

      5.5 Further Assurances. Each party hereto will, before, at and after the Effective Date, execute and deliver such other instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Technology Transfer Time, at the request of SGPF and without further consideration, Visual Connections will execute and deliver such further instruments of sale, transfer, conveyance, assignment and confirmation and take such action as SGPF may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to SGPF, and to confirm SGPF's title to, all of the Technology Rights, the Technology and the Product and to assist SGPF in exercising all rights with respect thereto.

6.    Payments; Books and Records

      6.1 Payments. All royalties payable to Visual Connections, or Visual Connections' designee, under this Agreement will be paid twice yearly, on the last business day of January with respect to Adjusted Gross Sales for the first six months of the prior calendar year and on the last business day of July with respect to Adjusted Gross Sales for the last six months of the prior calendar year, without interest. Each royalty payment win be accompanied by a written statement showing the aggregate Adjusted Gross Sales received by SGPF for the period to which such royalty payment relates and the amount of the royalty payable to Visual Connections in respect thereof, together with such other information as Visual Connections may reasonably request. SGPF agrees to submit such statements beginning with the first Royalty Payment made pursuant to
Section 2.3.

      6.2 Books and Records. SGPF agrees to keep complete and accurate books of account and records covering all transactions relating to this Agreement, including technical records, which will enable Visual Connections to determine which products of SGPF are Products under this Agreement. Visual Connections and Visual Connections' duly authorized representatives and auditors will have the right, up to two (2) times in each calendar year, on reasonable notice of at least two weeks, to audit SGPF's books of account and records that relate to the subject matter and terms of this Agreement. All such books of account and records must be kept available for at least two (2) years after the termination of this Agreement Visual Connections will not have any right to audit any other books of account or records of SGPF. Upon three (3) days' written notice, Visual Connections shall conduct any inspections of the records of SGPF at its own expense; provided, however, that if any audit reveals a material negative discrepancy in the cumulative Royalty Payments made through the date of such audit in an amount of more than five (5%), SGPF shall immediately pay the cost of such audit

7.    Representations and Warranties of Visual Connections

      Visual Connections and Asbaghi represent and warrant to SGPF as of the date hereof, which representations and warranties are material, are being relied upon by SGPF (not withstanding any independent investigation) and will survive the date hereof, as follows:

      7.1 Organization, Power. Visual Connections is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has all requisite corporate power and authority to carry on its business as it is now being conducted, to own, lease and operate its properties and assets, to enter into this Agreement and to carry out the transactions contemplated hereby.

      7.2 Authorization, Execution. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will be duly authorized by the Board of Directors and shareholders of Visual Connections. This Agreement has been duly executed and delivered by Visual Connections, and constitutes a valid and legally binding obligation enforceable against Visual Connections in accordance with its terms.

      7.3 Conflicts. Neither the execution and delivery of this Agreement nor the performance of the provisions hereof or the transactions contemplated hereby by Visual Connections (a) violates or conflict with any organizational, charter or governing documents; (b) violates or conflicts with any applicable law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government or governmental agency or instrumentality, domestic or foreign, or (c) results in any breach of any of the terms of or constitutes a default under or results in the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or Encumbrance of any nature pursuant to the terms of any contract, agreement or instrument to which Visual Connections is a party or by which it or its properties or any of the Technology, Technology Rights or Product is bound.

      7.4 Technology Rights.

            (a) Visual Connections is the exclusive record and beneficial owner of the Technology Rights (including without limitation the Product, the Patents, the Patent Applications and the Trademarks), free and clear of all Encumbrances. Visual Connections has full rights and powers to, and at the Technology Transfer Time will deliver to SGPF, good and marketable title to all of the Technology Rights, free and clear of any Encumbrance.

            (b) The use of Patents, Trademarks and Technology necessary or required for the conduct of the business of Visual Connections as presently conducted and as proposed to be conducted by SGPF does not and will not infringe or violate any trade secrets, plans and specifications, patents, copyrights, trade names, registered and common law trademarks, trademark applications, service marks, service mark applications, computer programs and other computer software, inventions, know-how, technology, proprietary processes and formulae or other intellectual property rights of any other person or entity (the "Third Party Intellectual Property Rights"). Visual Connections is not using any confidential information or trade secrets of others.

            (c) The Patents and Patent Applications are in compliance with formal legal requirements (including the payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable and are not subject to any fees or taxes or actions falling due within ninety (90) days after the date of this Agreement. The Patents and, as applicable, the Patent Applications, are valid and enforceable and have not been, and are not now, involved in any interference, reissue, reexamination, opposition, declaratory judgment or other invalidating proceeding, nor is any such action threatened with respect to the Patents or the Patent Applications. No applications for potentially infringing patents have been filed and no potentially infringing patents have been issued. No Trademarks have been or are involved in any opposition, invalidation or cancellation proceeding, and there is no basis for the commencement of any such proceeding. The Trademarks are valid and enforceable and no person holds any infringing or potentially infringing trademark and no application for any infringing or potentially infringing trademark has been made.

            (d)  A  copy  of  all  documentation   related  to  the  Technology,
      Technology Rights and the Product has been furnished to SGPF. Such documentation is current, accurate, complete and in sufficient detail and content to explain all aspects of the Technology and to allow it's full and proper use without reliance on the memory of others. Visual
      Connections has not suffered or allowed any of the Patents, Patent Applications, Trademarks or other Technology Rights to enter into the public domain, nor has the Technology been used, divulged or appropriated for the benefit of any person or entity other than Visual Connections or to the detriment of Visual Connections. Visual Connections has taken all measures and precautions necessary to protect the secrecy, confidentiality and value of the Technology.

            (e) Visual Connections is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any person claiming to be an owner of, licensor of, or other claimant to, any of the Patents, Patent Applications, Trademarks, Technology Rights or Technology or any Third Party Intellectual Property Rights.

            (f) All employees, contractors and consultants of Visual Connections involved in the technical or scientific aspects of the business of Visual Connections, both past and present, have executed written agreements with Visual Connections which assign to Visual Connections all rights to any inventions, improvements, discoveries or information which relate to Visual Connections' business. No employee, contractor or consultant of Visual Connections has entered into any agreement which restricts or limits in any way the scope or type of work in which such employee, contractor or consultant may be engaged or requires such employee, contractor or consultant to transfer, assign or disclose information concerning such employee's, contractor's or consultant's work to anyone other than Visual Connections.

      7.5 Permits. Visual Connections (a) has provided SGPF with all consents, approvals, governmental filings, authorizations, and permits in its possession for (i) the consummation of the transactions contemplated by this Agreement and
(ii) the continued manufacture, distribution and use of the Product and Technology, including, without limitation, any clearance certificates or marketing approvals issued by the FDA, relating to the manufacture, marketing, distribution or use of the Product; and (b) has maintained in full force and effect and renewed, when required, all Permits.

      7.6 Instruments of Conveyance. The Technology Documents are sufficient to transfer all right, title and interest in the Patents, the Patent Applications, the Technology, the Technology Rights and the Product to SGPF.

      7.7 Statements. Neither this Agreement nor any exhibit, certificate, list or other document furnished or to be furnished by or on behalf of Visual Connections pursuant to this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which they are made, not misleading. There is no material fact as of the date hereof which has not been disclosed in writing to SGPF to which Visual Connections has knowledge related to the Product, the Technology or the Technology Rights which could have a material adverse effect on SGPF's ability to fully use the Product, the Technology or the Technology Rights.

      7.8 Litigation. There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation review or audit of any kind, judgment, decree, decision, injunction, writ or order pending, noticed, scheduled or threatened or contemplated by or against or involving the Product, the Technology or the Technology Rights, whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein. For purposes of this Agreement, "Authority" means any foreign, federal, state or local government, government agency or instrumentality, administrative, regulatory or judicial court, department, commission, agency, bureau, instrumentality or other authority.

      7.9 Compliance with Law; Permits; Consents. Visual Connections has complied with all laws applicable to the Product, the Technology and the Technology Rights. No Consent, approval order, notice to or other authorization of any Authority, or of any other third parties, are required in connection with the execution, delivery or performance of this Agreement by Visual Connections or the consummation by Visual Connections of the transactions contemplated herein or therein, except for the Instruments of Conveyance. For purposes of this Agreement, "Consent" means any consent, approval, order or authorization of or from, or registration, notification, declaration or filing with any individual or Authority, including without limitation any Authority.

      7.10 Books and Records. The books and records of Visual Connections relating to the Technology are complete and correct in all material respects and have been maintained in accordance with Visual Connections' past business practices and copies have been provided to SGPF.

      7.11 Product Liability. Visual Connections has no liability (and there is no basis for any present action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of the Product, the Technology or the Technology Rights.

      7.12 Taxes. Visual Connections has filed or caused to be filed all federal, state, municipal and other tax returns, reports and declarations required to be filed by it on or before the date hereof so as to prevent any Encumbrance of any nature on the Product, the Technology and the Technology Rights, and, except as otherwise provided herein, has paid or will pay all taxes which have been or will become due with respect to the periods covered by said returns and any period prior to the date hereof, or pursuant to any assessment received by it in connection therewith. All assessments and charges (including penalties and interest, if any) have been paid by Visual Connections, including any necessary adjustments with state and local tax authorities, and no deficiency in payment of any taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof.

      7.13 All Necessary Assignments. The assignments by Visual Connections pursuant to this Agreement will constitute an assignment of all the Technology Rights and all rights, whether defined as Technology Rights or otherwise, to the Product and the Technology.

      7.14 Additional Representations and Warranties. Visual Connections and Asbaghi represent and warrant, and covenant, as applicable, to SGPF that:

            (a) Visual Connections and Asbaghi have entered into this Agreement in good faith and for bona fide business purposes, and the sale and purchase of the Technology Rights is an arm's length transaction which is fair, reasonable and in the best interest of both Visual Connections and SGPF.

            (b) The consideration received by Visual Connections for the Technology Rights pursuant to this Agreement, regardless of which payments are actually triggered going forward, is as of the date hereof sufficient, substantial, valuable, fair and adequate consideration for the purchase of the Technology Rights, and Visual Connections has received the reasonably equivalent value for the Technology Rights being sold to SGPF such that there is reasonable equivalence between the consideration and the current fair market value of the Technology Rights.

            (c) In connection with the examination by SGPF of Visual Connections' books and records relating to the Technology Rights, Visual Connections has provided SGPF with all necessary documentation and information to perform such audits, that all such information and documentation furnished to SGPF was true and correct and that Visual Connections has provided SGPF with all the necessary documentation and information in order for SGPF to fairly assess the value of the Technology Rights and to determine that the consideration is fair and adequate consideration for the Technology Rights.

            (d) Visual Connections is not entering into this Agreement or any of the agreements related to this transaction with the intent to hinder, delay, defeat or defraud any of Visual Connections' existing creditors, or any other person, any rights such creditors may have against SGPF or to place the Technology Rights beyond the reach of the creditors or to hinder creditors in the collection of their claims against SGPF. Visual Connections agrees that the transfer of the Technology Rights to SGPF is not being made with the intent to evade or escape any liability for existing debts, or to avoid any duty or debt due by, or incumbent on, Visual Connections.

8.    Representations and Warranties of SGPF

      SGPF represents and warrants to Visual Connections as of the date hereof, which representations and warranties are material, are being relied upon by Visual Connections (not withstanding any independent investigation) and will survive the date hereof, as follows:

      8.1 . Organization, Power. SGPF is a limited liability company duly organized, validly existing and in good standing under the laws of the slate of Kentucky and has all requisite power and authority to carry on its business as it is now being conducted, to own, lease and operate its properties and assets, to enter into this Agreement and to carry out the transactions contemplated hereby.

      8.2 Authorization, Execution. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will be duly authorized by the Board of Directors of SGPF. Subject to the receipt of such authorization, this Agreement has been duly executed and delivered by SGPF, and constitutes a valid and legally binding obligation enforceable against them in accordance with its terms.

      8.3 Conflicts. Neither the execution and delivery of this Agreement nor the performance of the provisions hereof or the transactions contemplated hereby by SGPF violate or conflict with (a) any organizational, charter or governing documents; or (b) any applicable law, role, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government or governmental agency or instrumentality, domestic or foreign.

      8.4 Statements. Neither this Agreement nor any exhibit, certificate, list or other document furnished or to be furnished by or on behalf of SGPF pursuant to this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which they are made, not misleading.

      8.5 Litigation. There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, judgment, decree, decision, injunction, writ or order pending, noticed, scheduled or threatened or contemplated, whether at law or in equity, before or by any person or entity or Authority, which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

      8.6 Compliance with Law; Permits; Consents. No Consent, approval order, notice to or other authorization of any Authority, or of any other third parties, are required in connection with the execution, delivery or performance of this Agreement by SGPF or the consummation by SGPF of the transactions contemplated herein or therein.

9.    Term and Termination

      9.1 Generally. The term of this Agreement will commence on the date first set forth above. Except for the royalty payment obligations of SGPF pursuant to Sections 2.3, which shall remain in effect for the period set forth in Section 2.3, this Agreement shall expire upon the termination of the latest expiration date of the Patents. Notwithstanding the foregoing, this Agreement and the obligations of the parties hereunder may be terminated in accordance with the following provisions:

            (a) Prior to the payment by SGPF of the Technology Transfer Payment, this Agreement shall terminate in the event SGPF fails to comply with the payment schedule set forth in Section 2.1 above, to the extent such payments are triggered; provided, however, that there shall be a fifteen
      (15) day cure period after receipt of notice of any non-compliance by SGPF. There is no cure period with respect to the Initial Technology Transfer Payment.

            (b) SGPF may terminate any further obligations it may have under this Agreement by giving notice in writing to Visual Connections in the event Visual Connections is in material breach of this Agreement and has failed to cure such breach within sixty (60) days of receipt of written notice thereof from SGPF.

            (c) SGPF may terminate any further obligations it may have under this Agreement (including any obligation to pay to Visual Connections any royalty payments withheld pursuant to Section 12.1(b) below) immediately in the event that a court of competent jurisdiction (i) holds that a patent owned by a third party is infringed by reason of SGPF's use of the Technology Rights in the manufacture, sale or use of the Products or the Technology or (ii) holds that any of the Patents are invalid.

      9.2 Payment Offset. If any of the representations and warranties by Visual Connections set forth in Section 7 are or become inaccurate or breached in any material respect, SGPF, in addition to SGPF's other rights under this Agreement and at law or in equity, will be entitled to a reduction in such amounts payable or paid by SGPF under this Agreement, such refund and reduction to be in such an amount or amounts as will compensate SGPF for its damages incurred by reason of the inaccuracy or breach and compensate SGPF for the loss of value in rights granted to SGPF under this Agreement as compared with the value of such rights in the absence of such inaccuracy or breach.

      9.3 Rights and Obligation on Termination. In the event of termination of this Agreement for any reason, the parties will have the following rights and obligations:

            (a) If SGPF has paid Visual Connections the initial Technology Transfer Payment pursuant to Section 2.1, then SGPF will retain ownership of the Technology Rights. If SGPF has not paid Visual Connections the Technology Transfer Payment, then

      SGPF shall lose any and all right, title and interest in and to the Patents, Patent Applications, Trademarks, Technology, and Technology Rights.

            (b) SGPF will remain responsible for payment of any amounts due to Visual Connections that has accrued prior to the effective date of termination of this Agreement by SGPF subject to the set off described in
      Section 9.2; provided, however, that if upon termination of this Agreement SGPF has not acquired the Technology Rights then SGPF shall have no further obligation to pay any additional portion of the Technology Transfer Payment.

            (c) Sections 10 and 11 will survive termination of this Agreement.

            (d) SGPF, SGPF's Affiliates and sublicensees will be permitted to sell any inventory of Product on hand at the effective date of termination for a period of one hundred and twenty (120) days from the effective date of termination of this Agreement, provided that no provision of this Agreement will prevent SGPF, SGPF's Affiliates or sublicensees from selling Products after termination of this Agreement if the relevant Technology Rights have expired or SGPF is the owner of the Technology Rights. Visual Connection shall have the right to buy all inventory of Product on hand at SGPF's cost at the end of the one hundred and twenty
      (120) day period after the effective date of termination.

10.   Confidentiality; Non-Competition

      10.1 Confidentiality. Visual Connections and Asbaghi agree to keep strictly confidential and not to disclose to any third party any knowledge, know-how, practice, process or other information relating to the Technology, the Technology Rights or the Product, or any information provided by SGPF to Visual Connections pursuant to Section 6; provided, however, that such information (a) was not in the public domain at the time of disclosure to the third party, or
(b) is required to be disclosed to a government entity, in which case SGPF will be provided with adequate written notice and given every reasonable opportunity to protect or contest such governmental disclosure. Visual Connections will use all reasonable efforts to ensure that none of its agents, employees or representatives violate the provisions of this Section 10.1. Visual Connections understands that if it fails to fulfill its obligation under this Section 10.1, the damages to SGPF would be very difficult to determine. In addition to any rights or remedies available to SGPF at law, in equity or by statute, therefore, Visual Connections hereby consents to the specific enforcement of this Section
10.1 by SGPF through an injunction or restraining order issued by an appropriate court prohibiting the continuance of any violation by the breaching party.

      10.2 Non-Competition Agreement. The parties agree that, as a condition precedent to this Agreement, Asbaghi will execute and deliver to SGPF the Non-Competition Agreement attached hereto as Exhibit B. The Non-Competition Agreement will immediately terminate if Visual Connections terminates this Agreement because of SGPF's failure to make the Technology Transfer Payment as set forth in Section 2.1 above.

11.   Indemnification

      11.1 Indemnification by Visual Connections. Visual Connections and Asbaghi, jointly and severally, agree to defend, indemnify and hold harmless SGPF and its respective directors, representatives, officers, managers, employees, agents, shareholders or consultants, from and against any claim, demand, loss, damage (including consequential and incidental damages), cost or expense (including, without limitation, reasonable attorneys' fees and expenses including costs of investigation), or diminution of value, whether or not involving a third party claim, suffered or incurred by SGPF in connection with:
(a) the failure of any of the representations and warranties of Visual Connections contained in this Agreement to have been true and correct in all respects, including without limitation those representations and warranties set forth in Section 7.4 above; and (b) the failure of Visual Connections to comply with any of the covenants or provisions contained in this Agreement which are required to be performed by Visual Connections.

      11.2 Indemnification by SGPF. SGPF agrees to defend, indemnify and hold harmless Visual Connections and its respective directors, representatives, officers, managers, employees, agents, shareholders or consultants, from and against any claim, demand, loss, damage (including consequential and incidental damages), cost or expense (including, without limitation, reasonable attorneys' fees and expenses including costs of investigation), suffered or incurred by Visual Connections in connection with personal injury, product liability or warranty claims of third parties related to any of the Products manufactured by or for SGPF.

      11.3 Notice and Procedure. In the event any claim or demand is asserted or any legal proceeding is threatened or instituted by any person in respect of which indemnification may be sought by an indemnified party pursuant to Sections
11.1 or 11.2, the indemnified party will notify the indemnifying party thereof within a reasonable period of time. The indemnifying party will thereafter, at its expense, defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand, provided, however that the indemnified party may participate in any proceeding with counsel of its choice at its expense. The parties will cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand; provided, however, that the indemnifying party will not settle any claim, demand or proceeding without the consent of the indemnified party(ies) with respect thereto, which consent will not be unreasonably withheld.

12.   Miscellaneous Provisions

      12.1 Infringement or Invalidity Actions or Proceedings.

            (a) Cooperation. In any suit, proceeding or dispute involving (i) the infringement of any Patent within the Technology Rights (or alleging infringement of a patent or other intellectual property owned by a third party by reason of SGPF's use of the Technology Rights in the manufacture, sale or use of the Products or the Technology) or (ii) claims that any such Patent or Patent Application is invalid, then Visual Connections will provide SGPF with reasonable cooperation including, but not limited to, becoming party to such suit, proceeding or dispute, and, upon the request and at the expense of SGPF, Visual Connections will make available to SGPF, at reasonable times and under appropriate conditions, all relevant personnel, records, papers, information, samples, specimens, and the like in its possession.

      (b) Payment of Royalties.

            (i) If any suit, action or proceeding is brought (i) against SGPF alleging the infringement of a patent or other intellectual property owned by a third party by reason of SGPF's use of the Technology Rights in the manufacture, sale or use of the Products or (ii) alleging the invalidity of any of the Patents, then during the pendency of such suit, action or proceeding, and provided that SGPF is unable to sell the Product or in its discretion decides not to sell the Product as a result of such suit or proceeding, SGPF will not be required to make any payments to Visual Connections pursuant to Section 2.3. Promptly after the dismissal of such matter (or settlement on terms reasonably acceptable to SGPF), SGPF shall resume making such payments to Visual Connections pursuant to Section 2.3 and shall pay the amount of the withheld royalty payments to Visual Connections.

            (ii) SGPF, at its sole discretion, may develop a written plan that will provide Visual Connections with the opportunity to convert portions, or all, of its royalty payments into equity interests in SGPF or a successor to SGPF ("the Royalty Stock Option Plan "). SGPF will use its best efforts to make the Royalty Stock Option Plan transferable to any SGPF successor. Such Royalty Stock Option Plan shall not be adopted if it would result in an expense under generally accepted accounting principals or under tax law or would interfere with any initial public offering by SGPF or its successor.

      12.2 SGPF Decision. Notwithstanding anything to the contrary in this Agreement, SGPF may, at its sole discretion, determine whether or not to proceed with development, production and/or distribution of the Product. SGPF shall notify Visual Connections of any such decision not to proceed, and its reasons, in writing. In the event that SGPF's decision to discontinue such development, production and/or distribution of the Product is based upon unfavorable economic conditions, technological obsolescence, patent infringement claims, or prohibitive governmental regulations, the Technology Transfer Payment as set forth in Section 2.1 above will constitute its entire financial obligation to Visual Connections.

      12.3 Patent Prosecution. From and after the date of this Agreement, SGPF shall be solely responsible for the prosecution of the Patent Applications and the Patents before the applicable governing examining authorities, excluding Visual Connections responsibilities as stated in Section 5 and Section 2.3(b)(iv) hereof. SGPF shall timely pay, when due, all filing and/or maintenance fees for any of such Patent Applications and Patents in accordance with applicable law and regulations. SGPF shall also be solely responsible for all of the expenses incurred by it in connection with prosecuting and maintaining such patent rights. SGPF and Visual Connections shall cooperate fully with each other to execute all necessary documentation to enable each party to perform its duties and exercise its rights under the terms of this section.

      12.4 Permits. From and after the date of this Agreement, SGPF shall be solely responsible, except for Visual Connections responsibilities as stated in
Section 5 and Section 2.3(b)(iv) hereof for obtaining (a) all consents, approvals, governmental filings, authorizations, and permits for (i) the consummation of the transactions contemplated by this Agreement and (ii) the continued manufacture, distribution and use of the Product, including, without limitation, any clearance certificates or marketing approvals issued by the FDA, relating to the manufacture, marketing, distribution or use of the Product; and (b) SGPF shall maintain in full force and effect and renew in a timely manner, when required, all Permits.

      12.5 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of all the parties hereto.

      12.6 Amendment and Modification. Except as otherwise provided hereunder, neither this Agreement nor any right or obligation arising hereunder may be assigned by either party hereto, in whole or in part, without the prior written consent of the other party hereto, which may be withheld in the absolute discretion of such other party, and any attempted assignment in violation of the terms hereof will be null and void and of no force or effect; provided, however, that either party may assign this Agreement to a purchaser of substantially all of the business of such party without the prior written consent of the other party hereto, so long as such purchaser agrees in writing to be bound by the terms and conditions of this Agreement as though such purchaser were Visual Connections or SGPF, as the case may be. Subject to the foregoing sentence, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns. Notwithstanding anything in this Agreement to the contrary, SGPF may sell, transfer or assign all or substantially all of the Technology Rights and all of its rights and obligations under this Agreement so long as the purchaser agrees in writing to be bound by the terms and conditions of this Agreement as though such purchaser were SGPF, including any obligation to make Royalty Payments under this Agreement.

      12.7 Entire Agreement; Severability. This Agreement, including the Exhibits attached hereto which are incorporated herein by reference, contains the entire agreement between the parties relating to the matters addressed herein, and consequently, all prior and contemporaneous oral and written discussions and understandings are superseded. If one or more of the provisions of this Agreement or any application thereof are invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and any other application thereof will in no way be affected or impaired and any such provision will be enforced to the maximum extent possible by law.

      12.8 Counterparts. This Agreement may be executed in counterparts, all of which taken together will constitute a single Agreement, or by the execution of a separate agreement under the terms of which the person executing such separate agreement specifically undertakes to be bound by the terms, provisions and agreements of this Agreement.

      12.9 Governing Law, Consent to Jurisdiction. Unless otherwise agreed upon in writing between the parties, this Agreement and the legal relations created by it will in all respects, including, without limitation, with respect to construction, interpretation, performance, effect and remedies, be governed by and construed in accordance with the internal laws of the State of Delaware (without regard to the laws of conflict of any jurisdiction), except that the laws of the United States will apply to questions regarding the validity, infringement or enforceability of U.S. patents rights relating to the subject matter of this Agreement. Each party hereto irrevocably consents that any legal action or proceeding against it occurring under, relating to or in connection with this Agreement or any other agreement, document or instrument arising out of or executed in connection with this Agreement may be brought only in a court of the state of Delaware or in the United States District Court for the District of Delaware, but that each party consents and agrees that any litigation should occur in the Delaware Chancery Courts, if jurisdiction exists. Each party by the execution and delivery of this Agreement expressly and irrevocably assents and submits to the personal jurisdiction of any of such courts in any such action or proceeding. Each party further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in Section 12.11 hereof. Each party hereby expressly and irrevocably waives any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

      12.10 Certain Agreements; Additional Documents and Acts. Each party agrees to cooperate and to execute and deliver in a timely fashion such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effect, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

      12.11 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party must be in writing and delivered personally or sent by registered or certified mail, postage prepaid (and if by mail with a copy sent by telephonic facsimile transmission),



         If to Visual Connections:

                              Visual Connections, Inc.
                              Attn: Hooman Asbaghi
                              3414 Jackdaw Street
                              San Diego, CA 92103
                              Phone: 858-342-1789
                              Fax: 619-293-0454

         If to Asbaghi:

                              Hooman Asbaghi
                              3414 Jackdaw Street
                              San Diego, CA 92103
                              Phone: 858-342-1789
                              Fax: 619-293-0454

         If to SGPF:

                              SGPF, LLC
                              Attn: Walter Weller
                              817 Winchester Road, Suite 200
                              Lexington, Kentucky  40505
                              Phone: 859-225-5375

                              Fax: 859-225-5347

      or at such other address for a party as is specified by like notice. Any notice which is addressed and mailed in the manner herein provided will be deemed to have been duly given to the party to which it is addressed on the date deposited in the mail (or, if later, the date of facsimile transmission).

      12.12 Force Majeure. If either party is delayed in or prevented from performing any obligation hereunder due to any act of God, fire, riot, embargo, or strike or other labor problem, availability of Product materials, unforeseen and dramatic increases in Product production costs that eliminate the ability to allow commercialization the Product, then such delay or nonperformance shall be excused and the time for performance shall be extended during the pendency of such condition. Time is of the essence in performance of the terms of this Agreement.

      12.13 Exhibits. Exhibits attached hereto are incorporated herein in full by this reference as if each of such exhibits were set forth in the body of this Agreement and duly executed by the parties hereto.

      12.14 Waivers. Neither the waiver by a party of a breach of or a default under any of the provisions of this Agreement, nor the failure of a party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder will thereafter be construed as a waiver of any such provisions, rights, remedies or privileges hereunder.

      12.15 Exercise of Rights. No failure or delay on the part of a party in exercising any right, power or privilege hereunder and no course of dealing between the parties will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a party hereto would otherwise have at law in equity or otherwise.

      12.16 Pronouns. All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

      12.17 Headings. Section headings contained in this Agreement are inserted for convenience of reference only, will not be deemed to be a part of this Agreement for any purpose, and will not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

      12.18 Survival. It is the express intention and agreement of the parties that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement will survive the execution and delivery of this Agreement and, where appropriate to facilitate the intent of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

      The parties hereto have duly executed this Agreement as of the day and year first above written.

SGPF, LLC                                    VISUAL CONNECTIONS, INC.
a Kentucky limited liability company         a California corporation


By:  /s/ Walter W. Weller                    By:  /s/ Hooman Asbaghi
   ------------------------------------         --------------------------------
   Walter W. Weller                             Hooman Asbaghi, President


     /s/ Hooman Asbaghi
---------------------------------------
Hooman Asbaghi

                                    Exhibit A

   Description of Safety Syringe System, with and without a Distal Protective
               Needle, in a Fillable and Pre-filled Configuration

The patents as described in Recital A of this Agreement provide for the following device configurations, as described generally below:

PRODUCT DESCRIPTIONS:

      1.    Passively guarded 1ml syringe with and without "blunt" needle.

      2.    Passively guarded 3ml syringe with and without "blunt" needle.

      3. Passively guarded 1ml syringe without a needle. (All product sizes about 5ml are the same design).

      4. Passively guarded 1ml pre-filled syringe with a detached cartridge. (The cartridge can be either glass or plastic).

      5.    Hypodermic needle with "blunt" needle attached to it.

                                    Exhibit B

                            NON-COMPETITION AGREEMENT

      This Agreement, effective as of February 19th, 2007 (the "Effective Date"), by and between SGPF, LLC a Kentucky limited liability company (the "Marketing Company"), and Hooman A. Asbaghi, an individual resident of the State of California ("Hooman") as of the date of this Agreement.

      A. Hooman is a principal shareholder of Visual Connections ("Visual Connections").

      B. Visual Connections desires to enter into that certain Agreement (the "Technology Acquisition Agreement") with SGPF and Hooman, dated as of February 19th, 2007, from which Hooman will directly receive substantial consideration as a stockholder of Visual Connections.

      C. SGPF requires, as a condition to its entry into the Agreement, that Hooman enter into this Agreement.

      In consideration of the premises and mutual covenants contained herein, and intending to be legally bound, the parties agree as follows:

      1. Non-Compete. During the Non-Compete Period (as defined below) Hooman will not, alone, or in any capacity with another firm, within any geographical area in which SGPF, at the time of the execution of this Agreement, is engaged in more than an insignificant volume of business:

      (a) directly or indirectly participate in or support in any capacity (e.g., as an advisor, principal, agent, partner, officer, director, shareholder, employee or otherwise) the manufacture, invention, development, sale, solicitation of sale, marketing, testing, research or other business aspect of any actual or projected product, product line or service designed, developed, manufactured, marketed or sold by anyone other than SGPF that performs similar functions or is used for the same general purposes as a Product, as defined in the Technology Acquisition Agreement, or otherwise competes with exploitation of the technology described on the Description of the Safety Syringe System, with and without a Distal Protective Needle, in a Fillable and Pre-filled Configuration attached to the Technology Acquisition Agreement as Exhibit A.

      (b) call upon, solicit, contact or serve any of the then-existing clients, customers, vendors or suppliers of SGPF or its marketing representative(s), any clients, customers, vendors or suppliers that have had a relationship with SGPF or its marketing representative(s) during the preceding twelve (12) months, or any potential clients, customers, vendors or suppliers that were solicited by SGPF or its marketing representative(s) during the preceding twelve (12) months;

      (c) disrupt, damage, impair or interfere with the business of SGPF, whether by way of interfering with or disrupting SGPF's relationship with employees, customers, agents, representatives or vendors; or

      (d) employ or attempt to employ (by soliciting or assisting anyone else in the solicitation of) any of SGPF's employees on behalf of any other entity, whether or not such entity competes with SGPF.

      2. Non-Compete Period. For purposes of this Agreement, "Non-Compete Period" means the term of this Agreement, which shall continue for the term of the Technology Acquisition Agreement and a further period of 12 months thereafter.

      3. Exceptions to Non-Compete. The restrictions contained in this Agreement will not prevent Hooman from accepting employment with a large diversified organization with one or more separate and distinct divisions that do not compete, directly or indirectly, with SGPF, as long as prior to accepting such employment SGPF receives separate written assurances from the prospective employer and from Hooman, satisfactory to SGPF, to the effect that Hooman will not render any services, directly or indirectly, to any division or business unit that competes, directly or indirectly, with SGPF. During the Non-Compete Period, Hooman will inform any new employer, prior to accepting employment, of the existence of this Agreement and provide such employer with a copy of this Agreement. Notwithstanding anything to the contrary in this Agreement, this Agreement will immediately terminate if Visual Connections terminates the Technology Transfer Agreement because of SGPF's failure to make the Technology Transfer Payment as set forth in Section 2.1 of the Technology Transfer Agreement. The parties understand and acknowledge that Hooman has previously, is currently involved in and anticipates continuing to be involved in the design, development and sale and/or licensing of various other types of safety needles for the healthcare industry unrelated to a passive safety blood collection holder. SGPF acknowledges that Hooman's activities and involvement as described in the preceding sentence shall not constitute any breach or violation of this Agreement.

      4. Remedies. Hooman acknowledges that if he breaches this Agreement, SGPF will be irreparably and immeasurably injured. Therefore, Hooman agrees that in addition to any other remedies available to SGPF, SGPF may apply to a court of competent jurisdiction for a temporary and/or permanent injunction and that such court may grant such injunction to restrain and prohibit such breach by Hooman.

      5. Assignments. This Agreement is personal to Hooman and may not be assigned or delegated by Hooman or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. This Agreement will inure to the benefit of and be enforceable by Hooman's legal representatives. This Agreement is binding on and inures to the benefit of the Company's successors and assigns.

      6. Nonwaivers of Rights. No failure or delay on the part of a party in exercising any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise of any such right will preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right will be effective unless given in a signed writing. No waiver of any such right will be deemed a waiver of any other right hereunder.

      7. Validity of Provisions; Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, (a) such provision will be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable, (b) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction and (c) the remainder of this Agreement will remain in full force and effect.

      8. Governing Law, Consent to Jurisdiction. This Agreement has been negotiated and entered into in the state of Delaware, will be deemed to be a Delaware contract and will be governed by the laws of Delaware as to interpretation and performance without reference to principles of conflicts of laws. Each party irrevocably consents that any legal action or proceeding against it occurring under, relating to or in connection with this Agreement or any other agreement, document or instrument arising out of or executed in connection with this Agreement may be brought in a court of the state of Delaware or in the United States District Court for the District of Delaware. Each party by the execution and delivery of this Agreement expressly and irrevocably assents and submits to the personal jurisdiction of any of such courts in any such action or proceeding. Each party hereby expressly and irrevocably waives any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non convenes or any similar basis.

      The parties have executed this Agreement effective the date first above written.

SGPF, LLC                                    HOOMAN A. ASBAGHI
---------                                    -----------------

By:  /s/ Walter W. Weller                      /s/ Hooman A. Asbaghi
   ------------------------------------      -----------------------------------
   Walter W. Weller                          Hooman A. Asbaghi